                                                                     EXHIBIT 1.1



                           NOVASTAR FINANCIAL, INC.

                            a Maryland corporation

                                      AND

                     NOVASTAR MORTGAGE FUNDING CORPORATION

                            a Delaware corporation

                                      AND

                             [NAME OF UNDERWRITER]


                            UNDERWRITING AGREEMENT

                        $______________________________

                        NovaStar Mortgage Funding Trust
                      Collateralized Mortgage Obligation
                     Bonds, Series ______________________

                                    [DATE]

                               Table of Contents

     1.   Representations and Warranties....................................   2
          (a)  Representations and Warranties by the Seller and the Company.   2
               (i)    Compliance with Registration Requirements.............   2
               (ii)   Incorporated Documents................................   3
               (iii)  No Material Adverse Change in Business................   3
               (iv)   Good Standing of the Seller and Company...............   4
               (v)    Authorization of Agreement............................   4
               (vi)   Authorization of Other Agreements.....................   4
               (vii)  Description of the Transaction Documents..............   4
               (viii) Description of the Bonds..............................   4
               (ix)   Absence of Defaults and Conflicts.....................   5
               (x)    Absence of Proceedings................................   5
               (xi)   Absence of Further Requirements.......................   6
               (xii)  Possession of Licenses and Permits....................   6
               (xiii) Tax Returns...........................................   6
               (xiv)  No Business with Cuba.................................   6
               (xv)   Investment Company Act................................   6
          (b)  Officer's Certificates.......................................   7

     2.   Sale and Delivery to the Underwriter; Closing.....................   7
          (a)  Bonds........................................................   7
          (b)  Payment......................................................   7

     3.   Covenants of the Company..........................................   7
          (a)  Compliance with Securities Regulations and Commission
               Requests.....................................................   7
          (b)  Filing of Amendments.........................................   8
          (c)  Delivery of Registration Statements..........................   8
          (d)  Delivery of Prospectuses.....................................   8
          (e)  Continued Compliance with Securities Laws....................   8
          (f)  Blue Sky Qualifications......................................   9
          (g)  Reporting Requirements.......................................   9
          (h)  Rating of Bonds..............................................   9
          (i)  DTC..........................................................   9
          (j)  Restriction on Sale of Securities............................   9

     4.   Payment of Expenses...............................................   9
          (a)  Expenses.....................................................   9
          (b)  Termination of Agreement.....................................  10

     5.   Conditions of Underwriter's Obligations...........................  10
          (a)  Effectiveness of Registration Statement......................  10

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

          (b)  Opinions of Counsel for NovaStar Entities....................  10
          (c)  Opinion of Counsel for Underwriter...........................  10
          (d)  Officers' Certificates of NovaStar Entities..................  11
          (e)  Accountant's Comfort Letter..................................  11
          (f)  Bring-down Comfort Letter....................................  11
          (g)  Accountant's Consent Letter..................................  11
          (h)  Maintenance of Rating........................................  11
          (i)  Opinion of Counsel for Indenture Trustee.....................  11
          (j)  Opinion of Counsel for Owner Trustee.........................  11
          (k)  Bond Insurance Policy........................................  12
          (l)  Additional Documents.........................................  12
          (m)  Termination of Agreement.....................................  12

     6.   Indemnification...................................................  12
          (a)  Indemnification of Underwriter...............................  12
          (b)  Indemnification of the Seller, the Company, their Directors and Officers.................................................  13
          (c)  Actions against Parties; Notification........................  14
          (d)  Settlement without Consent if Failure to Reimburse...........  15

     7.   Contribution......................................................  15

     8.   Representations, Warranties and Agreements to Survive Delivery....  16

     9.   Termination of Agreement..........................................  16
          (a)  Termination; General.........................................  16
          (b)  Liabilities..................................................  17

     10.  Notices...........................................................  17

     11.  Parties...........................................................  17

     12.  Governing Law and Time............................................  17

     13.  Effect of Headings................................................  17

SCHEDULE A.............................................................  Sch A-1

SCHEDULE B.............................................................  Sch B-1

                                $_____________

                           NOVASTAR FINANCIAL, INC.

                           (a Maryland corporation)

                                      and

                     NOVASTAR MORTGAGE FUNDING CORPORATION

                           (a Delaware corporation)

            NovaStar Mortgage Funding Trust Collateralized Mortgage
                  Obligation Bonds, Series _________________


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                   [DATE]

The Firm or Firms of Underwriters
named on the signature page hereof

Ladies and Gentlemen:

     NovaStar Financial, Inc., a Maryland corporation (the "Seller") and NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Company") confirm their agreement with __________________ (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of the principal amount set forth in Schedule A hereto of $____________ aggregate principal amount of the Company's NovaStar Mortgage Funding Trust Collateralized Mortgage Obligation Bonds, Series __________________ (the "Bonds"). The Bonds are to be issued pursuant to an indenture dated as of _________________________________ (the "Indenture") between NovaStar Mortgage
Funding Trust, Series _________, as issuer (the "Issuer") and _________________, as indenture trustee (the "Indenture Trustee"). Bonds issued in book entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Issuer, the Indenture Trustee and DTC.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No._________________) relating to the Bonds, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof and as shall be required prior to the effective date thereof pursuant to the

1933 Act and the rules of the Commission thereunder (the "1933 Act Regulations"). Such registration statement, as amended at the time when each becomes effective under the 1933 Act and at the Closing Time defined below, is referred to herein as the "Registration Statement". The Company proposes to file with the Commission pursuant to Rule 424(b)(5) under the 1933 Regulations a supplement (the "Prospectus Supplement") to the form of prospectus (as may be amended in connection with such Prospectus Supplement, the "Basic Prospectus"; the Basic Prospectus, together with the Prospectus Supplement, the "Prospectus"). Any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424(b) or prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a) is hereinafter called a "preliminary prospectus".

     For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     Capitalized terms used but not defined herein shall have the meanings given to them in the Definitions attached to the Indenture as Appendix A.

     1.   Representations and Warranties.
          ------------------------------

     (a) Representations and Warranties by the Seller and the Company. The Seller and the Company jointly and severally represent and warrant to the Underwriter as of the date hereof, and as of the Closing Time referred to in
Section 2(b) hereof, and agree with the Underwriter as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the time the Registration Statement became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission thereunder (the "1939 Act Regulations"), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus (A) made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus, and
(B) under the headings "THE BOND INSURER" and "DESCRIPTION OF THE BONDS[_]Bond Insurance Policy" or the consolidated financial statements of the Bond Insurer incorporated by reference in the Registration Statement or Prospectus.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to the consolidated financial statements of the Bond Insurer incorporated by reference in the Registration Statement or Prospectus.

     (iii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, earnings, business affairs or business prospects of the Seller or the Company (a

"Material Adverse Effect"), whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Seller or the Company, other than those in the ordinary course of business, which are material with respect to the Seller or the Company.

     (iv) Good Standing of the Seller and Company. Each of the Seller and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective State of incorporation and has corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Prospectus and to enter into and perform its respective obligations under this Agreement; and each of the Seller and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Seller and the Company.

     (vi) Authorization of Other Agreements. Each of the Transaction Documents (as defined below) to which the Seller or the Company is a party has been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Seller or the Company and will each constitute a legal, valid and binding instrument enforceable against the Seller or the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

     (vii) Description of the Transaction Documents. The description of the Purchase Agreement, the Trust Agreement, the Indenture and the Servicing Agreement (collectively, the "Transaction Documents") in the Prospectus conforms in all material respects with the terms thereof. At the Closing Time, the Transaction Documents will conform in all material respects to the descriptions thereof contained in the Prospectus.

     (viii) Description of the Bonds. At the Closing Time, the Bonds will have been duly and validly authorized and executed by the Indenture Trustee, and, assuming authentication as specified in the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture. The description of the Bonds in the Prospectus conforms or will conform in all material respects with the terms thereof and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

     (ix) Absence of Defaults and Conflicts. Neither the Seller nor the Company is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Seller or the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Seller or the Company is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Seller or the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Bonds) and compliance by the Seller or the Company with its respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller or the Company pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Seller or the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Seller or the Company or any of its respective assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Seller or the Company or their affiliates.

     (x) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Seller or the Company threatened, against or affecting the Seller or the Company which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the respective properties or assets of the Seller or the Company or the consummation of this Agreement or the performance by the Seller or the Company of its respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Seller or the Company is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

     (xi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Seller or the Company of its respective obligations hereunder, in connection with the offering, issuance or sale of the Bonds hereunder or the consummation of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act Regulations or state securities or blue sky laws and except for the qualification of the Indenture under the 1939 Act.

     (xii) Possession of Licenses and Permits. Each of the Seller and the Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the respective business now operated by them; each of the Seller and the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Seller nor the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xiii) Tax Returns. Each of the Seller and the Company has filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Seller or the Company has not been finally determined or remains open to examination by applicable taxing authorities.

     (xiv) No Business with Cuba. Neither the Seller nor the Company is doing business with Cuba.

     (xv) Investment Company Act. Neither the Seller nor the Company is and upon the issuance and sale of the Bonds as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (b) Officer's Certificates. Any certificate signed by any officer of the Seller or the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter to the matters covered thereby.

     2.   Sale and Delivery to the Underwriter; Closing.

     (a) Bonds. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Bonds set forth in Schedule A opposite the name of the Underwriter.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Bonds shall be made at the office of _____________________ located at ____________________________________, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. on or about ____________________________ or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter for the account of the Underwriter of certificates for the Bonds to be purchased by them. The certificates representing the Bonds shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Underwriter in The City of ___________________________ not later than 10:00 A.M. on the last business day prior to the Closing Time.

     3. Covenants of the Company. The Company covenants with the Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the Basic Prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (other than reports to be filed pursuant to the 1934 Act), will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Bonds as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Bonds, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section

3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Bonds for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Bonds have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Bonds for investment under the laws of such jurisdictions as the Underwriter may request.

     (g) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (h) Rating of Bonds. The Company shall take all reasonable action necessary to enable __________________________________________ ("______"), and
______________________ ("__________") to provide their respective credit ratings of the Bonds as described in the Prospectus.

     (i) DTC. The Company will cooperate with the Underwriter and use its best efforts to permit the Bonds to be eligible for clearance and settlement through the facilities of DTC.

     (j) Restriction on Sale of Securities. During the period from the date hereof to the Closing Time, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other mortgage-related securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Bonds or such other debt securities.

     4.   Payment of Expenses.

     (a) Expenses. The Seller or the Company will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and any filing of the Registration Statement (including any schedules or exhibits and any document incorporated therein by reference) originally filed and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Bonds, (iii) the preparation, issuance and delivery of the certificates for the Bonds to the Underwriter, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Seller's and the Company's accountants and other advisors,
(v) the qualification of the Bonds under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Indenture Trustee and Owner Trustee, including the fees and disbursements of counsel for the Indenture Trustee and Owner Trustee in connection with the Indenture, the Trust Agreement and the Bonds and (viii) any fees payable in connection with the rating of the Bonds.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Seller or the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Seller and the Company contained in Section 1 hereof or in certificates of any officer of the Seller or the Company delivered pursuant to the provisions hereof, to the performance by the Seller and the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.

     (b) Opinions of Counsel for NovaStar Entities. At the Closing Time, the Underwriter shall have received the favorable opinions, dated as of the Closing Time, of Stinson, Mag & Fizzell, P.C., counsel for the Seller, the Company and the Servicer (collectively, the "NovaStar Entities"), in form and substance satisfactory to counsel for the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the NovaStar Entities and certificates of public officials.

     (c) Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinions, dated as of the Closing Time, of ____________________, counsel for the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Underwriter and certificates of public officials.

     (d) Officers' Certificates of NovaStar Entities. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, earnings, business affairs or business prospects of the NovaStar Entities, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of each of the Seller and the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (e) Accountant's Comfort Letter. At or prior to the time of the execution of this Agreement, the Underwriter shall have received from ____________________ a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Underwriter with respect to certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from _________________ a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) Accountant's Consent Letter. With respect to the Bond Insurer, at or prior to the time of the execution of this Agreement, the Underwriter shall have received from ___________________ a letter dated such date consenting to its inclusion in the Prospectus Supplement as an expert with respect to certain information contained in the Registration Statement and the Prospectus.

     (h) Maintenance of Rating. At the Closing Time, the Bonds shall be rated "____" by _____________ and "____" by __________ and the Company shall have delivered to the Underwriter a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriter, confirming that the Bonds have such ratings.

     (i) Opinion of Counsel for Indenture Trustee. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of __________________, counsel for the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriter.

     (j) Opinion of Counsel for Owner Trustee. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of ______________________, counsel for the Owner Trustee, in form and substance satisfactory to counsel for the Underwriter.

     (k) Bond Insurance Policy. At the Closing Time, the Bond Insurer shall have issued the Bond Insurance Policy in favor of the Indenture Trustee for the benefit of the holders of the Bonds.

     (l) Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Seller and the Company in connection with the issuance and sale of the Bonds as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Seller and the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     6.   Indemnification.

     (a) Indemnification of Underwriter. The Seller and the Company jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter, as the case may be, within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of material fact contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by such Underwriter, unless such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by such Underwriter to the Seller or the Company expressly for use in the Registration Statement, the Prospectus, the Computational Materials, ABS Term Sheets or Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Seller-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Seller and the Company; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Seller or the Company by the Underwriter or the Bond Insurer expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of the Seller, the Company, their Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Seller and the Company and each person, if any, who controls the Seller or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows (i) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Seller or the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), and (ii) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or alleged untrue statements made in the Computational Materials, Collateral Term Sheets or ABS Term Sheets to the extent that such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by the Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statements or alleged untrue statements did not derive from an inaccuracy in the Seller-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets.

     For purposes of this Agreement, "Computational Materials" shall have the meaning given such term in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirement of the No-Action Letter of February 20, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters"), but shall include only those Computational Materials that have been prepared or delivered to prospective investors by the Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors, by the Underwriter. For purposes hereof, "Derived Information" means such portion, if any, of the information delivered to the Company by the Underwriter for filing with the Commission on Form 8-K and (i) is not contained in the Prospectus without taking into account information incorporated therein by reference, and (ii) does not constitute Seller-Provided Information. "Seller-Provided Information" means any computer tape (or other information) furnished to the Underwriter by or on behalf of the Company concerning the assets of the Trust.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Seller or the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Company on the one hand and the Underwriter on the other hand from the offering of the Bonds pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller and the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Seller and the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Bonds pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Bonds pursuant to this Agreement (before deducting expenses) received by the Seller or the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Bonds as set forth on such cover. The relative fault of the Seller and the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Seller or the Company, or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Seller, the Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter and each person, if any, who controls the Seller or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Seller and the Company. The Underwriter's obligations to contribute pursuant to this Section 7 is in proportion to the principal amount of Bonds set forth opposite its name in Schedule A hereto.

     8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Seller or the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Seller or the Company, and shall survive delivery of the Bonds to the Underwriter.

     9.   Termination of Agreement.

     (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Seller and the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, earnings, business affairs or business prospects of the Company or the Seller, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Bonds or to enforce contracts for the sale of the Bonds, or (iii) if trading in any securities of the Company or the Seller has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Seller or the Company shall be directed to the Company or Seller, as applicable, at 1900 West 47th Place, Suite 205, Westwood, Kansas 66205, attention: David J. Lee and notices to the Underwriter shall be directed to the Underwriter at _______________________, attention ________________________.

     11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Seller, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Seller, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Seller, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bonds from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller and the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter, the Seller and the Company in accordance with its terms.

                                    Very truly yours,

                                    NOVASTAR FINANCIAL, INC.


                                    By __________________________
                                    Title:_______________________



                                    NOVASTAR MORTGAGE FUNDING CORPORATION


                                    By___________________________
                                    Title:_______________________


CONFIRMED AND ACCEPTED,
     as of the date first above written:

[UNDERWRITER]


By_______________________________
     Authorized Signatory

                                  SCHEDULE A


     Name of Underwriter                                      Total
     -------------------                                    Principal
                                                            Amount of
                                                              Bonds
                                                              -----


_______________________________ .....................    $______________


                                    Sch A-1

                                  SCHEDULE B

                           NOVASTAR FINANCIAL, INC.
                                      AND
                     NOVASTAR MORTGAGE FUNDING CORPORATION

                $______________ NovaStar Mortgage Funding Trust
          Collateralized Mortgage Obligation Bonds, Series _________



     1. The initial public offering price of the Bonds shall be ______% of the principal amount thereof.

     2. The purchase price to be paid by the Underwriter for the Bonds shall be __% of the principal amount thereof.

     3. The interest rate on the Bonds shall be as set forth in the Prospectus Supplement.

                                    Sch B-1